Exhibit 99.1

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

Castle Brands Announces Fiscal 2011 Second Quarter Results

NEW YORK, NY, November 15, 2010 – Castle Brands Inc. (NYSE Amex: ROX), a developer and international marketer of premium and super-premium branded spirits and wine, today reported financial results for the three and six months ended September 30, 2010.

In the fiscal 2011 second quarter, the Company had net sales of $8.2 million, a decrease from net sales of $8.7 million in the prior year period. The Company’s focus on its more profitable brands resulted in lower sales, but higher margins, in the fiscal 2011 second quarter as compared to the comparable prior-year period. The Company had a net loss attributable to common shareholders of $1.6 million, or $(0.02) per basic and diluted share, in the fiscal 2011 second quarter, compared to a net loss attributable to common shareholders of $0.5 million or $(0.00) per basic and diluted share, in the comparable fiscal 2010 period. The fiscal 2011 second quarter results included a foreign exchange loss of $0.1 million due to a weaker U.S. dollar as compared to a gain of $0.5 million in the prior-year period.

U.S. case sales were 65,825 nine liter cases in the fiscal 2011 second quarter as compared to 67,351 cases in the prior-year period. International case sales were 12,628 cases in the fiscal 2011 second quarter as compared to 18,944 cases in the prior-year period. Total case sales for the fiscal 2011 second quarter were 78,453 cases as compared to 86,295 cases in the prior-year period. Second quarter 2011 case sales included sales of Gosling’s Rum Swizzle, Travis Hasse’s Pie Liqueurs and A. de Fussigny cognacs, all of which were launched during the quarter.

Net sales for the six months ended September 30, 2010 were $14.3 million compared to net sales of $14.6 million in the comparable prior-year period. The Company had a net loss attributable to common shareholders of $3.4 million, or $(0.03) per basic and diluted share, in the six months ended September 30, 2010, compared to a net loss attributable to common shareholders of $1.0 million, or $(0.01) per basic and diluted share, in the comparable fiscal 2010 period. Results for the six months ended September 30, 2010 included a $0.05 million foreign exchange loss as compared to a foreign exchange gain of $1.6 million in the prior-year period. The six months ended September 30, 2009 also included a $0.3 million gain on the exchange of its remaining outstanding 3% note payable for common stock and a $0.5 million gain on the reversal of a reserve for obsolete inventory. Excluding the effects of the reversal of the reserve for obsolete inventory, both gross profit and loss from operations improved for the six months ended September 30, 2010 as compared to prior-year period.

U.S. case sales for the six months ended September 30, 2010 were 111,667 nine liter cases as compared to 115,228 cases in the prior-year period. International case sales decreased to 25,596 cases in the six months ended September 30, 2010 as compared to 32,735 cases in the prior-year period. Total case sales for the six months ended September 30, 2010 were 137,263 cases as compared to 147,963 cases in the prior-year period.

Richard J. Lampen, President and Chief Executive Officer of Castle Brands, said, “Amidst a still challenging economic environment, we are pleased with the progress we are making focusing our resources on our most profitable brands, which fueled improved margins despite lower volume. In addition, we are continuing to support our agency relationships while controlling costs.”

John Glover, Castle Brands’ Chief Operating Officer, added, “This quarter we successfully launched several new products and brands, including Travis Hasse’s Apple Pie and Cherry Pie Liqueurs, A. de Fussigny Cognac and Gosling’s Rum Swizzle. These new offerings have received strong consumer acceptance and we look forward to them playing an increasing role in our portfolio. We continue to focus on identifying other promising ways to cost-effectively expand our product line.”

About Castle Brands Inc.

Castle Brands is a developer and international marketer of premium and super premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Boru® Vodka, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Betts & SchollTM wines, CC: wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream, A. De Fussigny Cognacs, Travis Hasse’s Original® Liqueurs and TierrasTM tequila. Additional information concerning the company is available on the company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

CASTLE BRANDS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2010	2009	2010	2009
Sales, net*	$8,218,574	$8,707,569	$14,329,069	$14,561,795
Cost of sales*	5,194,853	5,840,132	9,079,404	9,800,424
Reversal of provision for obsolete inventory	—	(90,198)	(24,589)	(505,270)

Gross profit	3,023,721	2,957,635	5,274,254	5,266,641

Selling expense	2,806,555	2,418,223	5,318,008	5,097,713
General and administrative expense	1,343,037	1,375,624	2,588,036	2,749,708
Depreciation and amortization	229,745	227,360	465,476	446,732

Loss from operations	(1,355,616)	(1,063,572)	(3,097,266)	(3,027,512)

Other income	—	143	957	145
Other expense	(300)	(11,469)	(300)	(21,681)
Foreign exchange (loss) gain	(111,761)	542,544	(54,246)	1,584,497
Interest (expense) income, net	(71,697)	8,076	(97,240)	26,857
Gain on exchange of note payable	—	—	—	270,275
Income tax benefit	37,038	37,038	74,076	74,076

Net loss	(1,502,336)	(487,240)	(3,174,019)	(1,093,343)

Net (income) loss attributable to noncontrolling interests	(134,851)	15,779	(185,976)	62,889

Net loss attributable to common shareholders	$(1,637,187)	$(471,461)	$(3,359,995)	$(1,030,454)

Net loss per common share, basic and diluted, attributable to common shareholders	$(0.02)	$(0.00)	$(0.03)	$(0.01)

Weighted average shares used in computation, basic and diluted, attributable to common shareholders	107,202,145	102,588,639	107,650,369	102,151,195

*	Sales, net and Cost of sales include excise taxes of $1,232,857 and $1,530,181 for the three-months ended September 30, 2010 and 2009, respectively, and $2,293,253 and $2,704,785 for the six months ended September 30, 2010 and 2009, respectively.